                                                                       EXHIBIT 2

               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

WILLIAM N. STRASSBURGER,                     )
                                             )
            Plaintiff,                       )
                                             )
          v.                                 )
                                             )
MICHAEL A EARLY, LUTHER A.                   )        Civil Action No. 14267
HENDERSON, JOHN C. STISKA,                   )
N. RUSSELL WALDEN, and                       )
TRITON GROUP, LTD., a                        )
Delaware corporation,                        )
                                             )
                    Defendants,              )
              and                            )
                                             )
RIDGEWOOD PROPERTIES, INC.,                  )
a Delaware corporation,                      )
                                             )
                    Nominal Defendant.       )


                   MOTION OF TRITON DEFENDANTS FOR A NEW TRIAL

         Defendants Michael M. Earley, John C. Stiska and Triton Group, Ltd. (the "Triton Defendant"), by their undersigned counsel, hereby move for a new trial in this action pursuant to Court of Chancery Rules 59 and 60(b). The grounds for this motion are as follows.

                              PRELIMINARY STATEMENT

         1. The Triton Defendants believe that newly discovered evidence, discussed more fully below, should become part of the record in this case because such evidence demonstrates that the challenged transactions were not pursued for the purpose of entrenching defendant N. Russell Walden at the expense of the minority stockholders and that neither Ridgewood nor its minority stockholders suffered any cognizable harm or injury as a result of the challenged transactions.

         2. The Court's decision of January 24, 2000 contemplates further proceedings to determine, among other matters, the appropriate amount of rescissory damages to be paid by Messrs. Walden, Stiska and Earley. While the Triton Defendants believe that the newly discovered evidence is extremely relevant to that determination, and therefore admissible in that regard, they are filing this motion for a new trial to preserve their rights under Court of Chancery Rules 59 and 60 to have the Court reconsider its January 24 Opinion based on the new evidence.

                                   BACKGROUND

         3. On April 19-21, 1999, this matter was tried before the Court. On September 24, 1999, after the parties had filed post-trial briefs, the Court held oral argument. On January 24, 2000, the Court issued its post-trial Opinion (the "Decision").

         4. In the Decision, the Court ruled that Mr. Walden, the CEO and a director of Ridgewood Hotels, Inc. (formerly Ridgewood Properties, Inc.), acted solely in his own self-interest in arranging the two challenged stock repurchase transactions. The Court further determined that Messrs. Earley and Stiska, who were appointed to the board by Triton, a 74% stockholder, also breached their fiduciary duty of loyalty by "approving the repurchases." (Decision at p.58).(1) The Company's fourth director, Mr. Henderson, was exonerated of liability despite a finding by the Court that he may have breached his duty of care in approving the repurchases. The Court held that Mr. Walden and the Triton-appointed directors (Messrs. Stiska and Earley) were jointly and severally liable to Ridgewood for

-------------
(1) In fact, Earley and Stiska abstained from consideration of the Triton repurchase. Only Mr. Henderson approved the Triton repurchase, as the Court correctly noted in "The Facts" section of the Decision. See Decision at p. 21.

rescissory damages in an amount to be determined by way of further proceedings.

         5. The Court imposed liability on these three directors based on its conclusions that (a) the two repurchases had to be considered as a "package",
(b) the sole purpose for the transactions was to confer absolute control of the Company on Walden, and (c) the repurchases left the minority stockholders "worse off than they were before." (Decision at 46). The Court did, however, find "well reasoned and credible," the valuation analysis of defendant's expert, and his conclusion that the price paid in the transaction was "a fair repurchase price." Decision at n.35.

         6. In determining an appropriate remedy for the found breaches of duty by Messrs. Walden, Stiska and Earley, the Court ruled that the preferred stock component of the Triton repurchase should be rescinded. The Court declined to order rescission of the cash component of the Triton transaction and ruled that it could not order rescission of the Hesperus transaction because Hesperus had not been made a party to the lawsuit. (Decision at 50). The Court said that Messrs. Walden, Stiska and Earley should be required to pay rescissory damages to Ridgewood in an amount to be determined. In providing guidance with respect to such a determination, the Court indicated that the current status of Ridgewood and its minority shareholders would be relevant. See Decision at 53 (noting that rescissory damages are "measured as of a point in time after the transaction") (emphasis in original).

                 RECENT DEVELOPMENTS AT RIDGEWOOD HOTELS CONFIRM
              THAT THE PURPOSES OF THE REPURCHASES WERE BONA FIDE,
              THAT NEITHER RIDGEWOOD NOR ITS MINORITY STOCKHOLDERS
            WERE INJURED AS A RESULT OF THE CHALLENGED TRANSACTIONS,
                  AND THAT NONE OF THE DEFENDANTS WAS UNJUSTLY
                     ENRICHED BY THE CHALLENGED TRANSACTIONS

         7. As the trial testimony indicated, the Ridgewood board decided (prior to the time of the repurchases) to exit the mobile home business and to focus instead on the business of managing and operating hotel properties. (See Decision, n. 4). By 1999, Ridgewood Hotels was operating 21 mid to luxury hotels across the United States. (See Exhibit A attached hereto). In the Fall of 1999, one of the owners of these properties, Fountainhead Development Corp., Inc. ("Fountainhead"), expressed an interest in investing in Ridgewood for the long-term and enhancing Ridgewood's luxury hotel management operations.

         8. On or about January 24, 2000 (which is, coincidentally, the date on which this Court issued the Decision), an Information Statement was mailed to the stockholders of Ridgewood Hotels announcing a change of control of the Company as a result of a series of agreements described below. A copy of the Information Statement is attached as Exhibit B hereto.

         9. On January 10, 2000, Ridgewood entered into a management agreement with Fountainhead pursuant to which Fountainhead retained Ridgewood to perform management services at Chateau Elan Winery and Resort, one of Fountainhead's properties, for a period of five years. In exchange for Fountainhead's agreement to retain Ridgewood and a payment of $10,000 by Fountainhead to Ridgewood, Ridgewood issued to Fountainhead one million shares of Ridgewood common stock. The management agreement provides for the payment by Fountainhead to Ridgewood of a management fee equal to 2% of the gross revenues of the properties being managed, plus an annual incentive management fee to be determined each year based on the profitability of the properties.

         10. On January 11, 2000, following execution of the management agreement, Fountainhead entered into an agreement with Mr. Walden to purchase 650,000 shares of Ridgewood common stock held by Mr. Walden for $2 per share. Fountainhead also entered into an agreement with Triton's successor, ADT Security Services, Inc. ("ADT"), to purchase the 450,000 shares of Ridgewood preferred stock held by ADT for approximately $1.65 million. The agreement with ADT provided that Fountainhead would return the preferred stock to ADT if this Court were to order ADT to return the preferred stock to Ridgewood. In such a case, Fountainhead would be obligated to purchase any common stock received by ADT.

         11. In connection with these transactions, Mr. Walden made significant concessions regarding his termination and retirement benefits and resigned his positions as President and CEO of Ridgewood. See Exhibit B at pp. 9-10. In addition, the board of Ridgewood was expanded from 3 to 7 members, with designees of Fountainhead filling the 4 vacancies.(2)

         12. These developments confirm that the repurchase transactions were in the best long-term interests of the Company and its minority stockholders, and that neither Ridgewood Hotels nor its minority shareholders suffered damages or injury as a result thereof. In short, these developments vindicate the business judgment of the director defendants in connection with the repurchases.

         13. What is discussed above is only a general summary of the evidence that the Triton Defendants seek permission to introduce into the record in this action. The Triton Defendants respectfully submit that this and related evidence, when fully presented to the


-------------
(2) After announcement of the transactions, the stock of Ridgewood began to trade more actively and has traded as high $6.00 per share. See Exhibit
C. On an equivalent post-split basis, the assumed price paid in the Triton repurchase was $2.65 per share.

Court, will provide a compelling basis upon which the Court should rule that the payment of rescissory damages is unnecessary and unwarranted, and that plaintiff's claims in this action are without merit.

                       STANDARD FOR ALLOWING A NEW TRIAL

         14.      Court of Chancery Rule 59(a) provides as follows:

                  (a) Grounds. A new trial may be granted to all or any of the parties, and on all or part of the issues for any of the reasons for which rehearings have heretofore been granted in suits in equity. The Court may open the judgment if one has been entered, take additional testimony, amend or make new factual findings and legal conclusions, and direct the entry of a new judgment. A new trial will not be granted after the filing of an appeal.

Ch.Ct.R. 59(a). Court of Chancery Rule 60(b), in conjunction with Rule 59(a), provides that a new trial can be granted based on "newly discovered evidence" or "any other reason justifying relief from the operation of the judgment." Ch.Ct.
R. 60(b). To be entitled to a new trial, the movant must show that the proffered evidence has come to its knowledge since the trial and that it could not, in the exercise of reasonable diligence, have been discovered for use at trial. Rosauri
v. Ferguson, Del. Ch., C.A. No. 6616, slip op. at 2, Hartnett, V.C. (Mar. 11,
1983), aff'd, Del. Supr., 467 A.2d 452 (1983) (Exhibit D attached hereto). See also Secretary of Fin. v. Nor-Mar, Inc., Del. Ch., C.A. No. 16605, slip op. at 8, Jacobs, V.C. (Aug. 27, 1999) (Exhibit E attached hereto) (indicating that an appropriate procedural vehicle to introduce new evidence is a motion for new trial based on newly discovered evidence under Rule 60(b)). As this Court has noted, "applications for a new trial are 'always addressed to the judicial discretion of the Court so that injustice may be prevented ...'"Ross Sys. Corp.
v. Ross Del. Ch., C.A. No. 10378, slip op. at 3-4, Jacobs, V.C. (May 9, 1994) (Exhibit F attached hereto) (quoting Rappa,

Inc. v. Hanson, Del. Supr., 209 A.2d 163, 166 (1965).

         15. The Triton Defendants respectfully submit that the prerequisites for entitlement to a new trial or to reopen the record have been met here. This case was tried in February of last year before Fountainhead and other interested parties had appeared to express their interest in Ridgewood Hotels. In addition, the Fountainhead transactions were closed in mid-January of this year, well after the case had been tried and submitted, and were not publicly disclosed until the day the Decision was issued. The Triton Defendants further submit that the newly discovered evidence is relevant to the issues previously presented for decision and, at a minimum, bear importantly on the issue of what remedies, if any, should be ordered in this case.


                                   CONCLUSION

         For all of the foregoing reasons, the Triton Defendants respectfully request that their motion for a new trial, or, in the alternative, to reopen the record to allow for the introduction of newly discovered evidence, be granted.

                               POTTER ANDERSON & CORROON LLP


                               By: /s/
                                  --------------------------------
                                        Michael D. Goldman
                                        James F. Burnett
                                        Matthew E. Fischer
                                        1313 North Market Street, Hercules Plaza
                                        P.0. Box 951
                                        Wilmington, Delaware 19899
                                       (302) 984-6000

                               Attorneys for Defendants Michael M. Earley,
                               John C. Stiska and Triton Group, Ltd.

Dated: February 7, 2000

MEDIA CONTACT:
Tracy Louthain
The Headline Group
(404) 262-3000

FOR IMMEDIATE RELEASE:

        FOUNTAINHEAD LTD. ACQUIRES MAJORITY INTEREST IN RIDGEWOOD HOTELS RIDGEWOOD TO MANAGE FOUNTAINHEAD'S COLLECTION OF HOTELS AND RESORTS

         ATLANTA - FEBRUARY 3, 2000 -- Fountainhead, Ltd., a privately held holding company with the majority of its assets in real estate recently purchased Ridgewood Hotels, Inc., (NASDAQ: RWHT), a publicly traded hotel management company. The acquisition will provide Fountainhead and its collection of hotels and resorts, marketed under the Chateau Elan brand, a management base to continue its high level of customer amenities and service.

         "We are ecstatic to find Ridgewood, which shares a common vision for first class service and places high value in recruiting and retaining exceptional employees," said Henk Evers, who immediately moves into the President role with more than 17 years hotel experience. "Working closely with Ridgewood's seven member board, we plan to become a forward thinking company and create added value for our shareholders."

         Ridgewood Hotels currently operates 21 mid to luxury hotels across the United States. Fountainhead, owned by Dr. Donald and Nancy Panoz, who will become Chairman and Vice Chairman respectively, holds luxury resort properties including Chateau Elan Winery & Resort, Georgia and the soon to open Chateau Elan Lodge, Sebring, FL, and is currently developing four star, destination golf resorts in Diablo Grande, CA and St. Andrews Bay, Scotland. These properties will experience a seamless transition over the next 90 days as Ridgewood steps in with over 20 years of experience in hotel operations.

         Superior service and amenities provided by an accommodating, detail-oriented staff will continue to be the reigning focus for both Ridgewood and Fountainhead properties. The new partnership will allow Dr. Donald and Nancy Panoz more involvement in operations at Fountainhead properties and help Ridgewood Hotels continue to grow in the upper tier to luxury hotel segment.


                                       ###

                             RIDGEWOOD HOTELS, INC.
                        2859 PACES FERRY ROAD, SUITE 700
                             ATLANTA, GEORGIA 30339

                              INFORMATION STATEMENT

                        Pursuant to Section 14(f) of the
                        Securities Exchange Act of 1934
                           and Rule 14f-1 Thereunder

            NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS
             REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.
            NO PROXIES ARE BEING SOLICITED AND YOU ARE NOT REQUESTED
                           TO SEND THE COMPANY A PROXY


                                January 24, 2000



INTRODUCTION

          This Information Statement is being mailed on or about January 24, 2000 (the "Statement Date") to holders of record at the close of business on January 14, 2000 (the "Record Date") of shares of common stock, par value $.01 per share ("Common Stock"), of Ridgewood Hotels, Inc., a Delaware corporation (the "Company") and to the holder of record at the close of business on the Record Date of the shares of Series A Convertible Preferred Stock, par value $1.00 per share ("Preferred Stock"), of the Company. This Information Statement is being furnished in connection with the appointment to the Company's Board of Directors, other than at a meeting of the Company's stockholders, of four new directors (the "Buyer Designees"), each designated by Fountainhead Development Corp., Inc., a Georgia corporation ("Buyer" or "Fountainhead"). Fountainhead is engaged principally in the business of owning and operating hotel, resort and other real estate properties. Fountainhead's principal executive offices are located at 1394 Broadway Avenue, Braselton, Georgia 30517.

          As more fully described below, pursuant to an Agreement, dated January 10, 2000, and a Management Agreement, dated January 10, 2000, each between Buyer and the Company (together, the "Management Agreement"), the Company issued to Buyer 1,000,000 shares of Common Stock. In connection with the Management Agreement, the number of directors constituting the full Board of Directors of the Company was increased from three to seven, and the four Buyer Designees were appointed by the directors of the Company to fill the vacancies on the Company's Board of Directors, such appointments to be effective on February 3, 2000 (the "Appointment Effective Date"), ten days after this Information Statement is delivered to stockholders of the Company and filed with the Securities and Exchange Commission (the "Commission").

         Following the execution of the Management Agreement, one of the principal stockholders of the Company, N. Russell Walden, entered into a Common Stock Purchase Agreement (the "Walden Agreement") and another of the principal stockholders of the Company, ADT Security Services, Inc. ("ADT"), entered into a Stock Purchase Agreement (the "ADT Agreement"), respectively, each dated as of January 11, 2000, with Buyer. Pursuant to the terms of the Walden Agreement, Mr. Walden sold to Buyer, subject to certain terms and conditions, 650,000 shares of Common Stock (the "Walden Shares"), and pursuant to the ADT Agreement, ADT sold to Buyer, subject to certain terms and conditions, 450,000 shares of Preferred Stock, of the Company (the "ADT Shares"). Through the issuance of the Common Stock pursuant to the Management Agreement and the acquisitions of the Walden Shares and the ADT Shares, Buyer has obtained beneficial ownership of approximately 79% of the Common Stock. As of the Record Date, the Company had 2,513,480 shares of Common Stock issued and outstanding that were held of record by approximately 190 persons. Each share of Common Stock is entitled to one vote.

         As of the Record Date, the Company had 450,000 shares of Preferred Stock issued and outstanding, and Buyer owned of record all such issued and outstanding shares of Preferred Stock. Shares of Preferred Stock of the Company are entitled to vote only as permitted by the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Ridgewood Properties, Inc. ("Certificate of Designations") and as required by the Delaware General Corporation Law ("DGCL"). Pursuant to the Certificate of Designations, shares of Preferred Stock, voting as a single class, are entitled to elect one director to serve on the Board of Directors of the Company for so long as a minimum of 50,000 shares of preferred stock are outstanding. Shares of Preferred Stock become entitled to vote on all matters presented to stockholders of the Company, together with and not separate from the shares of Common Stock, in the event that, and for so long as, the Company has failed to pay, in full, two quarterly dividends, whether or not consecutive, payable on the Preferred Stock. Due to the failure of the Company to pay dividends for the quarters ended April 30, 1999, July 31, 1999 and October 31, 1999, Buyer, as the holder of all the issued and outstanding Preferred Stock, has and will have for so long as the Company fails to cure two of such dividend defaults, the right to vote on all matters presented to the stockholders of the Company for consideration. The ADT Shares are subject to certain rights of ADT to require Buyer to return the Preferred Stock to ADT in the event that ADT is required by a court order, in litigation pending in the Court of Chancery in Delaware involving ADT, the Company and the directors of the Company, to return the Preferred Stock to the Company. In such case, Buyer has the obligation to purchase any Common Stock that may be issued to ADT as a result of such a court order.

         The purpose of this Information Statement is to provide certain information concerning the Buyer, the Company's Board of Directors and the appointment of the Buyer Designees.

                        CHANGE OF CONTROL OF THE COMPANY

MANAGEMENT AGREEMENT

         On January 10, 2000, the Company entered into the Management Agreement with Buyer, pursuant to which Buyer retained the Company to perform management services at Chateau Elan Winery and Resort, one of Buyer's properties, for a period of five years. In consideration of Buyer's agreement to enter into the Management Agreement and a payment of $10,000 by Buyer to the Company, the Company issued to Buyer 1,000,000 shares of Common Stock. In the Management Agreement, Buyer agreed to pay the Company a base management fee equal to 2% of the gross revenues of the properties being managed, plus an annual incentive management fee to be determined each year based on the profitability of the properties being managed during that year.

         The Management Agreement has a term of five years but is terminable upon the transfer by Buyer of all or a material portion of the properties covered by the Management Agreement. If the Management Agreement is terminated upon such a transfer or upon the occurrence of an event of default by Buyer, Buyer shall pay to the Company a portion of the projected fees owed to the Company under the Agreement, with adjustments based on the term of the Management Agreement remaining. In such event, Buyer may elect to surrender to the Company shares of Common Stock in lieu of a cash payment.

         In connection with the Management Agreement, the number of directors constituting the full Board of Directors of the Company was increased from three to seven members, effective on January 6, 2000. Further, the four Buyer Designees were appointed by the directors of the Company to fill the resulting vacancies on the Company's Board of Directors, effective as of the Appointment Effective Date. The four Buyer Designees are Donald E. Panoz, Nancy C. Panoz, Sheldon E. Misher and Henk H. Evers. N. Russell Walden, Luther A. Henderson and Michael M. Earley, currently directors of the Company, are presently continuing to serve in that capacity (the "Continuing Directors").

          Upon the Appointment Effective Date, the Buyer Designees will constitute a majority of the Company's directors. The Continuing Directors and the Buyer Designees will hold office as directors for a term of one year or until their successors are elected and qualified.

STOCK ACQUISITIONS

         Walden Agreement. Pursuant to the Walden Agreement, Buyer purchased from Mr. Walden 650,000 shares of Common Stock. The consideration paid by Buyer for the Walden Shares was $1,300,000, or $2.00 per share. To fund the acquisition of the Walden Shares, Buyer used its own funds for an initial cash payment of $780,000 and issued two promissory notes to Walden, each in the principal amount of $260,000, representing the balance of the purchase price of the Walden Shares. These notes become due and payable in full on January 11, 2001 and

January 11, 2002, respectively. Each note bears interest at a rate of 6% per year, which interest is payable quarterly, commencing March 31, 2000. Pursuant to the Walden Agreement, Buyer has an option to purchase up to 65,000 additional shares of Common Stock from Mr. Walden, which option remains in effect for 15 months from the date of the Walden Agreement. In the event Mr. Walden wishes to sell any of the Common Stock owned by him and subject to Buyer's option, Buyer has a right of first refusal to purchase such shares at a purchase price of $2.00 per share.

         ADT Agreement. Pursuant to the ADT Agreement, Buyer purchased from ADT 450,000 shares of Preferred Stock. The consideration paid by Buyer for the ADT Shares was approximately $1,650,000. Each share of Preferred Stock is convertible into three shares of Common Stock. To fund the acquisition of the ADT Shares, Buyer used working capital and paid the purchase price in cash. The ADT Shares are subject to certain rights of ADT to require Buyer to return the ADT Shares to ADT in the event ADT is required by a court order, in litigation pending in the Court of Chancery in Delaware involving ADT, the Company and the directors of the Company, to return the ADT Shares to the Company. In such case, Buyer would receive a return of all consideration paid to ADT pursuant to the ADT Agreement and would be obligated to purchase any Common Stock issued to ADT as a result of such court order.

CHANGE IN MANAGEMENT

         Effective as of January 11, 2000, Mr. Walden was replaced as President and Chief Executive Officer of the Company. Donald E. Panoz was appointed to serve as Chairman of the Board and Chief Executive Officer of the Company, Nancy
C. Panoz was appointed to serve as Vice Chairman and Henk H. Evers was appointed to serve as President and Chief Operating Officer, in each case effective January 11, 2000, except that the prospective directors will take office as of the Appointment Effective Date. Mr. and Mrs. Panoz are directors and executive officers of Buyer and collectively may be deemed to be the beneficial owners of all of the voting stock of Fountainhead Holdings, Ltd. ("Holdings"), the owner of all of the voting stock of Buyer. Although Mr. and Mrs. Panoz may be deemed to beneficially own such voting shares of Holdings, they do not have any economic benefit in such shares. Mr. Evers serves as Chief Executive Officer and President of Buyer.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information about the individuals who currently serve as directors and executive officers of the Company, as well as those individuals who will serve as directors of the Company pursuant to the management changes described above.


             NAME                      AGE                           POSITION
--------------------------            -----       ---------------------------------------------------
Donald E. Panoz +                      64         Chairman of the Board and Chief Executive
                                                  Officer
Nancy C. Panoz +                       63         Vice Chairman of the Board
Henk H. Evers +                        40         President, Chief Operating Officer and Director
Karen S. Hughes                        45         Vice President and Chief Financial Officer
Byron T. Cooper                        49         Vice President, Planning and Development
Sheldon E. Misher +                    58         Secretary and Director
Michael M. Earley                      44         Director
Luther A. Henderson                    79         Director
N. Russell Walden                      61         Director


---------------------
  + Each of these individuals was elected to the Board of Directors on January
    6, 2000, but shall not take office as a director of the Company until the Appointment Effective Date.

         DONALD E. PANOZ was elected as Chairman of the Board and Chief Executive Officer of the Company on January 11, 2000 and will take office as Chairman of the Board on the Appointment Effective Date. In 1986, Mr. Panoz founded Fountainhead and has served as its Chairman since inception. Since July 1999, Mr. Panoz has served as the Chairman of Elan Motor Sports Technologies, Inc., an auto racing design, development and manufacturing company located in Braselton, Georgia. Since 1997, Mr. Panoz has served as the Chairman of Panoz Motor Sports, a race car manufacturer and competitor that he founded. Since 1996, Mr. Panoz has served as the Chairman and Chief Executive Officer of L'Auberge International Hospitality Company, a hotel and resort management company that he co-founded with his wife. From 1969 until 1996, Mr. Panoz served as the Chairman and Chief Executive Officer of Elan Corporation plc, a leading worldwide pharmaceutical research and development company located near Dublin, Ireland that he co-founded with his wife. Since 1992, Mr. Panoz has been a director of Warner Chilcott plc, a publicly traded company headquartered in Dublin, Ireland, and served as its Chairman from 1996 to 1998. Since 1981, Mr. Panoz has served as the Chairman and Chief Executive Officer of Chateau Elan Winery and Resort, a 422 bedroom inn, conference center and winery located approximately 40 miles northeast of Atlanta, Georgia. Mr. Panoz also serves on the Board of Directors of the Georgia Chamber of Commerce. Mr. Panoz is married to Nancy C. Panoz.

         NANCY C. PANOZ was elected as Vice Chairman of the Board of Directors of the Company on January 11, 2000 and will take office in such capacity as of the Appointment Effective Date. Since 1996, Mrs. Panoz has also served as the Vice Chairman of L'Auberge International Hospitality Company in 1996, a company that she co-founded with her husband. In 1989, Mrs. Panoz became President of the Chateau Elan Winery and Resort, which she founded with her husband in 1981. In 1985, Mrs. Panoz founded Elan Natural Waters, Inc., a company that owns and operates a mineral water bottling plant in Blairsville, Georgia, and has served as its President and Chairman since inception. In 1985, Mrs. Panoz founded Nanco Holdings, Inc., an investment and real estate holding company. In 1969, Mrs. Panoz co-founded Elan Corporation with her husband, Donald E. Panoz and served as Elan's Managing Director from 1977 to 1983 and its Vice Chairman from 1983 to 1995. Mrs. Panoz currently serves on the board of directors of numerous non-profit organizations, including the Atlanta Convention and Visitors Bureau, the Georgia Chamber of Commerce and Gwinnett Foundation, Inc.

         HENK H. EVERS was elected as President, Chief Operating Officer and a director of the Company on January 11, 2000 and will take office as a director of the Company on the Appointment Effective Date. Since January 1999, Mr. Evers has been the Chief Executive Officer of Fountainhead. From November 1994 until January 1999, Mr. Evers was the General Manager of the Chateau Elan Winery and Resort, where he was in charge of developing the Chateau Elan brand name and properties in Georgia, California, Florida and Scotland. Prior to that, Mr. Evers was a member of the executive committee for various Marriott International properties for approximately 13 years.

         KAREN S. HUGHES has served as Vice President and Chief Financial Officer of the Company since the Company was formed in October 1985. Ms. Hughes also served as the Secretary of the Company from October 1985 until January 2000.

         BYRON T. COOPER has served as the Vice President, Planning and Development of the Company since its formation.

         SHELDON E. MISHER was elected as Secretary and a director of the Company on January 11, 2000 and will take office as a director on the Appointment Effective Date. Since May 1999, Mr. Misher has been associated with Commonwealth Associates, a broker-dealer located in New York, New York. From 1969 to 1999, Mr. Misher practiced law with the firm of Bacher, Tally, Polevoy & Misher, located in New York, New York, where he was most recently a Senior Partner.

         MICAEL M. EARLEY has been a director of the Company since June 1993. Mr. Earley is a director of ADT and principal of Triton Group Management, Inc., a company that provides management and consulting services. He was President of Triton Group Ltd. ("Triton") from July 1994 until April 1997 and its Chief Executive Officer from January 1996 until April 1997. Prior to that time,
Mr. Earley held various senior management positions, including that of Chief Financial Officer, with Triton and related entities since 1986.

         LUTHER A. HENDERSON has been a director of the Company since its formation in 1985. From 1983 to 1985, he served as a director of CMEI, Inc. ("CMEI"), the Company's predecessor. From 1980 to 1993, Mr. Henderson served as a director of Pier 1 Imports, Inc., a commercial retailer. Mr. Henderson is also a member of the Board of Directors of Beeba's Creations, Inc. and is President of Pirvest, Inc.

         N. RUSSELL WALDEN was President and Chief Executive Officer of the Company from its formation in 1985 until January 2000. Mr. Walden has also been a director of the Company since 1985. Mr. Walden was a director of Sunbelt Nursery Group, Inc. from 1983 until 1990. He is the former President, Chief Executive Officer and Director of CMEI and a former director of Pier 1 Imports Inc.

MEETINGS AND COMMITTEES OF THE BOARD

         For fiscal year 1999, the Board established an Audit Committee, a Compensation Committee and a Stock Option Committee, but does not have a nominating committee.

         During fiscal year 1999, the Board held a total of five meetings. Each of the directors attended all of these meetings. Each director also attended each of the meetings of the committees on which he served that were held during the periods that he served as a member of such committee.

COMMITTEES OF THE BOARD

         The Audit Committee reviews the professional services and independence of the Company's certified public accountants, the results of the Company's internal audits, and the Company's accounts, procedures and internal controls. During fiscal year 1999, the Audit Committee was comprised of Messrs. Earley and Henderson. The Audit Committee met once during fiscal year 1999.

         The Compensation Committee, which did not meet separately during the 1999 fiscal year, is responsible for reviewing matters relating to compensation and making recommendations to the Board concerning compensation of the Company's officers, directors and employees. During fiscal year 1999, the Compensation Committee was comprised of Messrs. Earley and Henderson.

         The Stock Option Committee, which did not meet during the 1999 fiscal year, is responsible for administering the Company's Stock Option Plan.
During fiscal year 1999, the sole member of the Stock Option Committee was Mr. Earley.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

DIRECTOR COMPENSATION

         During fiscal year 1999, directors who are not employees of the Company received a retainer of $13,200 per year plus $800 for each Board meeting attended. All directors were reimbursed for expenses incurred in connection with attending Board and committee meetings.

EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth the compensation of the Company's Chief Executive Officer for the Company's past three fiscal years. The cash compensation of the Company's other executive officers did not exceed $100,000 for the last fiscal year.

                           SUMMARY COMPENSATION TABLE


                                                        ANNUAL COMPENSATION
                                        FISCAL       --------------------------        ALL OTHER
   NAME AND PRINCIPAL POSITION           YEAR           SALARY         BONUS         COMPENSATION(1)
-------------------------------------  ---------     ------------   -----------     ------------------
 N. Russell Walden(2) ..............     1999         $ 200,000       $      0            $ 1,186
    President and Chief Executive        1998           200,000         41,000              4,500
    Officer                              1997           200,000              0              2,535

---------------------

(1) The amounts shown in this column consist of Company matching contributions on behalf of the named person under the Ridgewood Hotels Employee Savings Plan.
(2) As of January 11, 2000, Mr. Walden was no longer an executive officer of the Company.

STOCK OPTION PLAN

         In September 1993, the Board of Directors adopted the Ridgewood Hotels, Inc. 1993 Stock Option Plan (the "Plan"). Under the Plan, the Company may grant to key employees and eligible directors of the Company and its subsidiaries incentive and non-qualified stock options. The Plan is administered by a committee of two or more members of the Board of Directors, which interprets the Plan and is authorized to determine the type of options to be granted, option exercise prices, the persons eligible to receive awards, the number of shares subject to each option and the other terms, conditions and limitations applicable to each such grant of options.

         Incentive stock options must comply with all of the requirements imposed by the Internal Revenue Code of 1986, as amended, with respect to such options. Incentive stock options granted under the Plan will have an exercise price of not less than 100% of the fair market value of the shares of Common Stock on the date on which the option is granted. With respect to an incentive stock option granted to a participant who owns more than 10% of the combined voting stock of the Company or any parent or subsidiary of the Company, the exercise price must be at least 110% of the fair market value of the shares subject to the option on the date of grant. The exercise price of a non-qualified stock option granted under the Plan shall also be determined by the committee, but such exercise price must be at least the par value of the Common Stock.

         There are 1,200,000 shares authorized for possible issuance under the Plan. As of the Record Date, options to purchase 678,000 of such reserved shares of Common Stock have been granted under the Plan and not otherwise cancelled or terminated, and options to purchase 228,000 shares remain outstanding.

OPTION GRANTS IN LAST FISCAL YEAR

         There were no stock options granted during fiscal year 1999 to the executive officer named in the Summary Compensation Table.

AGGREGATED STOCK OPTION EXERCISES IN FISCAL YEAR 1999 AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth information concerning the number and value of unexercised options held by the officer named in the Summary Compensation Table as of August 31, 1999.


                                                               NUMBER OF SECURITIES          VALUE OF UNEXERCISED IN-THE-
                                  SUM                         UNDERLYING UNEXERCISED                MONEY OPTIONS AT
                               ACQUIRED                     OPTIONS AT FISCAL YEAR END               FISCAL YEAR-END
                                  ON             VALUE                 (#)                              ($) (1)
                               EXERCISE        REALIZED   ---------------------------------  ---------------------------------
         NAME                     (#)             ($)     EXERCISABLE         UNEXERCISABLE  EXERCISABLE         UNEXERCISABLE
--------------------------    ----------      ----------  -----------         -------------  -----------         -------------
 N. Russell Walden........         0              $ 0       150,000                 0           $ 0                    $ 0

---------------------
(1) The 150,000 shares were not considered in-the-money since the exercise price of the options ($1.83 per share) was greater than the average of the bid and ask prices ($0.84 per share) of the Common Stock on August 31, 1999.

EMPLOYMENT AND TERMINATION AGREEMENTS

         Mr. Walden was a party to a Post-Employment Consulting Agreement with the Company, dated September 4, 1991, and amended as of August 13, 1998 (the "Employment Agreement"), until such agreement was terminated effective January 11, 2000. Under the terms of the Employment Agreement, in the event Mr. Walden's employment was terminated by the Company without cause or Mr. Walden terminated his employment with cause (defined as (1) removal from his present position or title by the Company, (2) a decrease in his salary or (3) forcing him to relocate), Mr. Walden was permitted to remain with the Company as a consultant for a period of 12 months. In exchange for such consulting services, the Company was obligated to pay Mr. Walden an amount equal to his annual salary immediately prior to the event of termination and to provide him with certain other benefits.

         On January 11, 2000, Mr. Walden entered into a Consulting Agreement with the Company (the "Consulting Agreement"). According to the terms of the Consulting Agreement, Mr. Walden will serve as a consultant to the Company for a period of six months, for which he will receive a payment of $50,000. The Company also agreed to provide Mr. Walden with health insurance benefits substantially similar to those offered to employees of the Company for a period of three years. In the Consulting Agreement, Mr. Walden released all claims against the Company except with respect to such health insurance benefits and compensation and terminated his Employment Agreement and participation in the Company's Supplemental Retirement and Death Benefit Plan. Mr. Walden also agreed to the cancellation of 150,000 options to purchase Common Stock of the Company, for which the Company agreed to pay him $25,000.

SUPPLEMENTAL RETIREMENT AND DEATH BENEFIT PLAN

         The Ridgewood Hotels, Inc. Supplemental Retirement and Death Benefit Plan (the "SERP") was adopted, effective January 1, 1987, to provide supplemental retirement benefits for selected employees of the Company. As of August 31, 1999, only one employee of the Company was a participant in the SERP. However, there are currently no employees of the Company participating in the SERP.

         Estimated annual benefits payable upon separation from employment, determined using the SERP formula, are equal to 50% of the participant's "final three-year average compensation," defined under the SERP as salary plus bonus, commissions and any amounts deferred under any deferred compensation plan, less the total of the participant's (i) Primary Social Security benefit for the period during which benefits are to be paid and (ii) certain benefits provided under the qualified retirement plans of the Company or Triton. Benefits vest at the rate of 10% for each year of credited service for the Company or Triton, with up to five years of credited service permitted at the time the SERP was adopted. Benefits are paid monthly over a 15-year period, and commence within 45 days of a participant's retirement. If the participant's employment terminates before scheduled retirement, benefit payments commence within 30 days of the participant reaching age 65. The form of benefit payment under the SERP may be modified at the discretion of the Pension Committee, which administers the SERP.

         The SERP also provides for payment of a pre-retirement lump sum death benefit to the participant's beneficiary equal to 600% of the participant's final annual compensation if the participant is in the Company's employ or is less than age 65 and totally and permanently disabled as of his date of death, and a post-retirement lump sum death benefit to the participant's beneficiary equal to 200% of the participant's final annual compensation if death occurs after the participant has retired from the Company or has attained age 65 after becoming totally and permanently disabled.

         Mr. Walden was the sole participant in the SERP until January 11, 2000, when he was replaced as an officer of the Company. He subsequently entered into a Consulting Agreement with the Company in which he agreed to a full termination of his rights and benefits under the SERP. However, the Company agreed to pay Mr. Walden $55,000 per year for a period of 15 years in accordance with the terms and conditions of the SERP. Such annual payment represented a decrease in the amount of benefit to which Mr. Walden would otherwise have been entitled under the

SERP.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal year 1999, the Company's Compensation Committee consisted of Michael M. Earley and Luther A. Henderson. Mr. Walden, the then President and Chief Executive Officer of the Company, participated in deliberations concerning executive officer compensation during fiscal year 1999 in his capacity as a member of the Board. He did not, however, participate in any decisions regarding his own compensation as an executive officer of the Company.

                BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

         The following table sets forth information as of the Record Date regarding the beneficial ownership of the capital stock of the Company by (a) each person who is currently a director of the Company; (b) each person who will be a director of the Company as of the Appointment Effective Date, (c) each executive officer of the Company named in the Summary Compensation Table, (d) each beneficial owner of more than 5% of the Common Stock and Preferred Stock of the Company, and (e) all directors and executive officers as a group, including those directors who will serve as directors of the Company as of the Appointment Effective Date.

         Except as otherwise indicated, each individual or group named has sole investment and voting power with respect to the securities shown. The share amounts in the table below include shares of capital stock deemed to be outstanding for those persons who have the right to acquire beneficial ownership of such shares within 60 days of the date of this Information Statement through the exercise of stock options, convertible securities or otherwise. Shares of capital stock underlying such options, convertible securities or other securities are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.


                                                                               NUMBER OF SHARES
        NAME AND ADDRESS OF                        CLASS OF SHARES               BENEFICIALLY             PERCENTAGE
        BENEFICIAL OWNER (1)                      BENEFICIALLY OWNED                OWNED                  OF CLASS
-----------------------------------------    --------------------------   -------------------------   -------------------
Fountainhead Development Corp., Inc.             Common Stock                   3,065,000(2)                  79.3%
     1394 Broadway Avenue
     Braselton, GA 30517                         Series A Preferred
                                                 Stock                            450,000(3)                 100.0%

Donald E. Panoz                                  Common Stock                   3,065,000(4)(5)               79.3%
                                                 Series A Preferred
                                                 Stock                            450,000(3)(5)              100.0%

Nancy C. Panoz                                   Common Stock                   3,065,000(4)(5)               79.3%



                                                 Series A Preferred
                                                 Stock                          450,000(3)(5)                  100.0%

Sheldon E. Misher                                Common Stock                         0                            0%

Henk H. Evers                                    Common Stock                         0                            0%

Karen S. Hughes                                  Common Stock                   135,440(6)                       5.3%

Michael M. Earley                                Common Stock                         0                            0%
     500 West Harbor Drive #1115
     San Diego, CA 92101

Luther A. Henderson                               Common Stock                    58,800(7)                       2.3%
     5608 Malvey Avenue, Suite 104-A
     Fort Worth, TX 76107

N. Russell Walden(8)                             Common Stock                   130,000                          5.2%
     3190 Ridgewood Road
     Atlanta, GA 30327

All executive officers and directors             Common Stock                 3,457,160(5)(9)                   86.4%
     as a group (9 persons)
                                                 Series A Preferred
                                                 Stock                          450,000(3)(5)                  100.0%

---------------
(1) Unless otherwise indicated, the address of each beneficial owner is 2859 Paces Ferry Road, Suite 700, Atlanta, Georgia 30339.
(2) Includes (i) 1,350,000 shares of Common Stock that may be received upon the conversion of the ADT Shares and (ii) 65,000 shares of Common Stock underlying an option granted to Fountainhead by N. Russell Walden that is immediately exercisable.
(3) Pursuant to the terms and conditions of the ADT Stock Purchase Agreement, Fountainhead may be required to return all of these shares of Preferred Stock to ADT in certain circumstances. See "Change of Control -- Stock Acquisitions ADT -- Agreement."
(4) Includes (i) 1,350,000 shares of Common Stock that may be received upon the conversion of the ADT Shares held by Fountainhead, (ii) 1,650,000 shares of Common Stock held by Fountainhead, and (iii) 65,000 shares of Common Stock underlying an option granted to Fountainhead by Mr. Walden that is immediately exercisable.
(5) Mr. and Mrs. Panoz, who are husband and wife, are directors and collectively may be deemed to beneficially own all of the voting stock of Holdings, which in turn owns all of the voting stock of Fountainhead. Although they may be deemed to meet the definition of beneficial ownership with respect to the voting stock of Holdings, they have no economic interest in such voting stock. Because these shares of the Company are held of record by Fountainhead, each of Mr. and Mrs. Panoz may be deemed to be a beneficial owner of all of such shares.
(6) Includes 60,000 shares of Common Stock underlying options that are immediately exercisable.
(7) Includes 18,000 shares of Common Stock underlying options that are immediately exercisable.
(8) As of January 11, 2000, Mr. Walden was no longer an executive officer of the Company.
(9) Includes (i) 1,350,000 shares of Common Stock that may be received upon the conversion of the ADT Shares held by Fountainhead, (ii) 7,920 shares of Common Stock held by persons not listed in the table above and (iii) 203,000 shares of Common Stock underlying options that are immediately exercisable, including 60,000 shares of Common Stock underlying options granted to persons not listed in the table above.

               COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP
                                 REPORTING REQUIREMENTS

        Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and persons who own more than 10% of the Common Stock to file reports of beneficial ownership and changes in beneficial ownership with the Company and the Securities and Exchange Commission with respect to all classes of the Company's capital stock. Based solely on its review of the copies of such reports furnished by such reporting persons to the Company, the Company believes that during the fiscal year ended August 31, 1999, all filing requirements applicable to its officers, directors and greater than 10% stockholders were satisfied.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On January 10, 2000, the Company entered into the Management Agreement with Buyer, in which Buyer retained the Company to perform management services at Chateau Elan, one of Buyer's properties, for a period of five years. In consideration of Buyer's agreement to enter into the Management Agreement and in consideration of a payment of $10,000 by Buyer to the Company, the Company issued to Buyer 1,000,000 shares of Common Stock.

         The Management Agreement has a term of five years but is terminable upon the transfer by Buyer of all or a material portion of the properties covered by the Management Agreement. If the Management Agreement is terminated upon such a transfer or upon the occurrence of an event of default by Buyer, Buyer shall pay to the Company the projected fees owed to the Company under the Agreement, with adjustments based on the term of the Management Agreement remaining. In such event, Buyer may elect to surrender to the Company shares of Common Stock in lieu of making a cash payment to the Company.

                                       By order of the Board of Directors of


                                       RIDGEWOOD HOTELS, INC.


                                       By: /s/  Henk H. Evers
                                          ---------------------------------
                                          Henk H. Evers
                                          President and Chief Operating Officer

Atlanta, Georgia
January 24, 2000

                                                                      EXHIBIT 22



RWHT - RIDGEWOOD HOTELS INC.                                Short BASIC Detailed

4.00             AS OF           HIGH       LOW         OPEN      PREV CLOSE     BID - ASK       52-WK RANGE
            10:39 AM EST         4.50       3.94        4.50        4.56        3.44 - 3.44      0.50 - 6.00

 -0.56         12.33%                VOLUME             P/E         EPS       DIVIDEND  YIELD  MARKET CAP
                                     7,500              N/A         N/A         N/A     N/A      N/A



TIME FRAME 1m - 2m - 3m - 6m YTD - 1y - 2y - 3y - 5y - 10y  MOVING AVERAGES NONE - [13,50] day - [50,200] day (Exponential)

      SCALE LOG+ - Log - Linear                             COMPARE TO INDEX NONE - S&P 500 - DJIA - NASDAQ - TSE 300




                                    [CHART]

                               COURT OF CHANCERY
                                     OF THE
                               STATE OF DELAWARE

                                                              COURT HOUSE
MAURICE A. HARTNETT, III                                    DOVER, DELAWARE
VICE-CHANCELLOR                  10 March 1983            GEORGETOWN, DELAWARE
                                                          WILMINGTON, DELAWARE


Mrs. Dorothy F. Dunleavy
Mr. Steven D. Ferguson
Mrs. Hilda D. Ferguson
11 Holly Oak Drive
Newark, DE 19713

Bartholomew J. Dalton, Esquire
Charles Brandt, Esquire
BRANDT & BENSON
P. O. Box 248
Wilmington, DE 19801

Leonard L. Williams, Esquire
237 Delaware Trust Building
Wilmington, DE 19801

RE:      Rosauri et al v. Ferguson
         Civil Action #6616 (1981) - New Castle County
         Submitted: February 11, 1983
         ON DEFENDANT'S POST-TRIAL MOTIONS: DENIED

Ladies and Gentlemen:

         Defendant sua sponte, and without the knowledge of her attorneys of record in this case, filed post-trial motions after my Opinion of December 2, 1982. All of them are without merit and must be denied.

         One of defendant's motions was a motion for reargument. It was filed on December 30, 1992. It was, therefore, not timely and must be denied. Rule 59(f). She also filed a request for additional time to file additional papers, which was granted as to the other motions.

RE: C.A. #6616-NC
Rosauri et al v. Ferguson
Page 2


         Defendant also filed "a motion for reopening the original hearing" and "a motion for a new hearing". These two motions are, for all practical purposes, the same and will be considered together as a motion for a new trial.

     Defendant sets forth numerous reasons that she thinks she is entitled to a new trial - none of them have merit. One of the basis for the motions is that there was not introduced at the trial any evidence from a real estate appraiser that the value of the property in question exceeded $16,000. There was evidence at the hearing, however, in the form of the testimony of the defendant, that she had been advised by a real estate appraiser that the value of the property was $15,000.

         Defendant also, in effect, claims that she should be excused from her obligations under the contract she entered into because of her age and lack of business experience. This area was covered in the trial.

         A motion for a new trial to enable a party to introduce additional evidence will not be granted where the movant fails to show that with reasonable diligence he could not have discovered the evidence before trial. Sussex Poultry Co. v. American Ins. Co., Del. Supr., 301 A.2d 281 (1973). He must show that the proffered evidence has come to his knowledge since the trial and that it could not, in the exercise of reasonable diligence, have been discovered for use at the trial. Bata v. Bata, Del. Supr., 170 A.2d 711 (1961).

         There has been no showing here that defendant could not have obtained before trial the evidence she now seeks to assert.

RE: C.A. #6616-NC
Rosauri et al v. Ferguson
Page 3

         Evidence which is only cumulative at best does not justify granting a new trial. Cashuan v. Darling, Del. Ch., 107 A.2d 896 (1954). The evidence which defendant now seeks to assert, even if true and even if it had been presented at the trial, would not have changed the result. The most persuasive evidence at trial was the uncontroverted fact that defendant not only received a $500 down payment but also later received $1,000, then another $1,000 and finally $500 from the plaintiff at the request of defendant and after she had time to reflect on the agreement and was aware of all its ramifications.

         Defendant also moved to set aside the judgment or order. Since no final judgment or order has been entered in this case, this motion is, on its face, without merit. Defendant's other arguments were all considered by me after trial or are without foundation or merit. Defendant has shown no legally adequate reason why the result in this matter should be changed.

         This case was vigorously litigated by the attorneys involved and, like many cases, it was not easy to decide. Parties to litigation often are unable to accept an adverse ruling because they believe they are right. The Court does not enjoy seeing a litigant lose but as an impartial tribunal its job is to rule in favor of one or the other. It is not an easy task and the Court can only do its best.

RE: C.A. #6616-NC
Rosauri et al v. Ferguson
Page 4

         Litigation, like everything else in life, must have a conclusion. A litigant is entitled to his day in Court and is entitled to a full and fair opportunity to present his case -- once to the trial court and then again, if he desires, to an appellate court. That is all that a litigant is ordinarily entitled to. The almost impossible burden of a heavy case load does not permit a litigant two trials on the same issue unless there is error or extremely unusual circumstances. In my opinion, there is neither here and all the post-trial motions of the defendant are denied.

         IT IS SO ORDERED.

         A final order (a copy of which is enclosed) is hereby entered. The time for an appeal is 30 days from today.

                                  Yours truly,

                                  /s/ Maurice A. Hartnett, III
MAH: jds
Enc.
cc:      Register in Chancery
         File

                               COURT OF CHANCERY
                                     OF THE
                               STATE OF DELAWARE

JACK B. JACOBS                                               COURT HOUSE
VICE-CHANCELLOR                                      WILMINGTON, DELAWARE 19801

                                August 27, 1999

Allison E. Reardon, Esquire             Joseph D. Kulesza, Jr., Esquire
Deputy Attorney General                 824 N. Market Street
Carvel State Building                   Suite 810
820 N. French Street                    P.O. Box 2323
Wilmington, DE 19801                    Wilmington, DE 19899

     RE:  The Secretary of Finance v. Nor-Mar,
          Inc. t/a The Smoke Shop and Steven
          H. Rudnitsky, C.A. No. 16605


Dear Counsel:

     On August 20, 1999, the Court heard the plaintiff's motion to hold the defendants in contempt of this Court's Order, dated August 11, 1999, which enjoined the defendants from transacting any business in this State in connection with or related to the business known as Nor-Mar, Inc., trading as The Smoke Shop. Based upon the testimony of Defendant Steven H. Rudnitsky ("Rudnitsky"), as well as the facts stipulated by the defendants' counsel, this Court found the defendants in contempt of the August 11 Order, in that they had continued to operate the Smoke Shop in violation of the injunction prohibiting them from so doing.

Allison E. Reardon, Esquire
Joseph D. Kulesza, Jr., Esquire
August 27, 1999
Page 2


     On August 23, 1999, the defendants filed a Motion for Reargument, based upon purported new evidence that was not presented at the contempt hearing held three days before.(1) This is the Opinion of the Court on that Motion which, for the reasons set forth, is denied.

                                      I.

     To understand the Motion for Reargument, it becomes necessary to recount the basis for the contempt ruling from which the defendants seek relief. At the August 20, 1999 contempt hearing the defendants admitted that (i) they knew of the prohibitions contained in the August 11 injunction Order, and that (ii) despite that Order, Mr. Rudnitsky had continued to operate The Smoke Shop. Nonetheless, the defendants argued that those activities did not violate the August 11, 1999 injunction, because on or about August 13, 1999 Nor-Mar had sold its assets (i.e., The Smoke Shop business, including its inventory) to Moishe, Inc., a separate corporation purportedly owned by one Howard Hyman, who (Mr. Rudnitsky testified) is a distant cousin. Thereafter (Mr. Rudnitsky testified),

----------------------
     (1) Although the defendants continue to be represented by counsel of record, the Motion for Reargument was signed (and personally filed) by Mr. Rudnitsky, but was not signed by counsel of record, as our Rules require.

Allison E. Reardon, Esquire
Joseph D. Kulesza, Jr., Esquire
August 27, 1999
Page 3


Moishe, Inc. hired Rudnitsky to operate The Smoke Shop as Moishe's employee.

     As a consequence of these events, the defendants claimed, Rudnitsky's continued operation of The Smoke Shop did not constitute a contempt. The August 11 Order enjoined Nor-Mar and Rudnitsky, but Nor-Mar no longer owned or operated the business, and Rudnitsky was prohibited only from "transacting any business...related to or connected with the business known as Nor-Mar, Inc.
t/a The Smoke Shop." Because Nor-Mar was no longer involved with that business and because Rudnitsky was no longer acting as an agent of Nor-Mar, defendants maintained that the continued operation of The Smoke Shop did not violate the August 11 Order.

     The infirmity in that position is that it rested entirely upon the premise that The Smoke Shop, including the business and assets associated therewith, had been sold to a third party in a bona fide transaction. The evidence presented at the August 20 contempt hearing established, however, that that premise was factually unsupported.

     The evidence presented to support the bona fides of the sale to Moishe, Inc./Howard Hyman consisted essentially of the uncorroborated (and

Allison E. Reardon, Esquire
Joseph D. Kulesza, Jr., Esquire
August 27, 1999
Page 4


self-serving) testimony of Mr. Rudnitsky. More specifically:

     1. The defendants presented no documentary evidence (such as a written agreement of sale or a written agreement evidencing Moishe, Inc.'s employment of Mr. Rudnitsky) that any such sale and employment relationship had actually occurred. Mr. Rudnitsky did show that he had formed Moishe, Inc., (using a Nor-Mar check to pay the incorporation fee). The only relevant document produced at the hearing was a one page "Bill of Sale," signed by Mr. Rudnitsky on behalf of Nor-Mar, Inc. which purported to transfer (effective as of August 13, 1999) "the property described in the attached Exhibit for the amount of $1.00." No "Exhibit" describing the property being sold was attached, and the "Bill of Sale" bore no signature of Mr. Hyman on behalf of Moishe, Inc., the putative buyer. Mr. Rudnitsky testified that that "Bill of Sale" was the only documentation created in connection with the transaction, and conceded that he never delivered the Bill of Sale to Mr. Hyman.

     2. Mr. Hyman, who Rudnitsky claimed was the other party to this transaction, never came forward, either in person or by affidavit, to vouch for its bona fides. His absence is telling, because if in fact Mr. Hyman (or his

Allison E. Reardon, Esquire
Joseph D. Kulesza, Jr., Esquire
August 27, 1999
Page 5


corporation) had acquired the business, one would expect him to manifest some interest in defending his acquisition. In fact, the evidence showed that throughout this entire scenario there was only one actor -- Mr. Rudnitsky -- who had the strongest self interest in keeping The Smoke Shop's doors open. Mr. Rudnitsky alone formed Moishe, Inc., caused the "Bill of Sale" to be prepared, and testified at the contempt hearing. Mr. Hyman never surfaced.

     3. In addition, Mr. Rudnitsky testified to facts that were wholly inconsistent with any bona fide sale. Although Mr. Rudnitsky conceded that The Smoke Shop had been the source of his livelihood for almost 25 years, and that the inventory being sold could be liquidated for $20,000, he was unable to explain why he would be willing to divest his interest in that business for only $1.00 -- an amount Rudnitsky admitted he never actually received.

     Based on this record, the Court found that no legitimate sale of the business had ever occurred, but also that if a transfer of some kind to Moishe, Inc. did take place, it had no legal significance because Moishe, Inc. was the agent or a1ter ego of Mr. Rudnitsky. For these reasons, the Court found the defendants in contempt of its August 11, 1999 Order.

Allison E. Reardon, Esquire
Joseph D. Kulesza, Jr., Esquire
August 27, 1999
Page 6

                                       II.

         Three days later, on August 23, 1999, Mr. Rudnitsky served and filed a document styled a "Motion for Reargument" of the Court's contempt ruling. The thrust of the Motion is that at the contempt hearing the defendants had no fair opportunity to produce documentation showing (contrary to the Court's finding) that the Moishe, Inc. sale was a bona fide transaction. Expedited reargument was requested to enable the defendants to make that showing.

         Attached to the Motion was a document purporting to be an "affidavit" of Howard Hyman, bearing the date August 23, 1999. That document recites that
(i) Mr. Hyman is the purchaser named in "the agreement of sale attached hereto, dated July 17, 1999, concerning the business...known as the Smoke Shop," that
(ii) the "said agreement is a true and correct agreement;" and that (iii) Mr. Hyman is the owner of RMCO, Inc., which "to the best of [his] knowledge," owns Moishe, Inc.(2)

         Attached to the Hyman affidavit is a 16 page document that purports


----------------------
         (2) Although the "affidavit" purports to be signed by Mr. Hyman, the signature is not acknowledged by a notary. Accordingly, the affidavit is defective because it does not show on its face that the affiant is, in fact, Mr. Hyman.

Allison E. Reardon, Esquire
Joseph D. Kulesza, Jr., Esquire
August 27, 1999
Page 7

to be an "Agreement of Sale" between Nor-Mar, Inc. and Moishe, Inc. which is described in the document as an entity yet to be incorporated. That "Agreement" recites the assets being sold and a purchase price of $25,000. One of the several attachments to the "Agreement of Sale," is the "Bill of Sale" that was a subject of Rudnitsky's testimony at the contempt hearing. The attached "Bill of Sale," however, now shows a signature above the signature line for "Howard M. Hyman," and an asterisk next to the recited $1.00 purchase price, which directs the reader to a handwritten notation at the bottom of the page which states:
"Business name The Smoke Shop and goodwill, only."

                                      III.

         The plaintiff, Secretary of Finance, opposes the Motion for Reargument. I agree that the Motion lacks merit on both procedural and substantive grounds.

      1. The standard on a Rule 59 motion for reargument is whether the Court has misapprehended a material fact or rule of law. Any such determination must be based on the record existing at the time of the decision. Rule 59(f) does not authorize the submission of affidavits on motions for reargument. Miles v.

Allison E. Reardon, Esquire
Joseph D. Kulesza, Jr., Esquire
August 27, 1999
Page 8

Cookson, Del. Ch., 677 A.2d 505, 506 (1995).

         The defendants do not argue that the Court misapprehended any facts based upon the record existing at the time of the decision. What defendants in truth are asking for is that the Court revisit the issue of the bona fides of the sale, on the basis of new evidence. The only procedural vehicle appropriate for that purpose is a motion for new trial based on newly discovered evidence under Rule 60(b).

      2. Even if this Motion could properly be viewed as a Rule 60(b) application, it would be denied because according to the dates referenced in the documents (July 17 and August 13, 1999), the defendants cannot argue that this evidence was "newly discovered." That is defendants cannot argue that the evidence came to their knowledge after the contempt hearing and that they could not have produced that evidence at the contempt hearing by exercising due diligence. See Bata v. Bata, Del. Supr., 170 A.2d 711, 714 (1961).

      3. The Court strongly suspects that these documents were not presented at the contempt hearing because they did not then exist. For this Court to find that the documents did exist, it would have to reject Mr. Rudnitsky's sworn testimony

Allison E. Reardon, Esquire
Joseph D. Kulesza, Jr., Esquire
August 27, 1999
Page 9

that there was no documentation of the transaction other than the unexecuted, undelivered one page "Bill of Sale" of The Smoke Shop for $1.00. Now the Court is being told that that sale was evidenced by a formal Agreement of Sale dated July 17, 1999 -- almost one month before the August 20, 1999 contempt hearing. The Court is also asked to believe that (i) the one-page Bill of Sale, which Rudnitsky testified was not executed by or delivered to Mr. Hyman, had in fact been executed by and delivered to him several weeks before; and that (ii) the recited $1.00 purchase price was not for the entire business (as the Bill of Sale presented at the hearing stated and as Mr. Rudnitsky testified), but only for the name and goodwill of the business.

         The defendants' only explanation for this apparent repudiation of Mr. Rudnitsky's testimony is a statement in the Reargument Motion that he [Rudnitsky] "was unable to obtain all material documentation and evidence in time for the hearing." If that were true, Mr. Rudnitsky's counsel could have informed the Court of the existence of the "documentation and evidence" and sought a postponement of the hearing. Neither Rudnitsky nor his counsel did that. Rather, Mr. Rudnitsky testified under oath that no such documentation existed.

Allison E. Reardon, Esquire
Joseph D. Kulesza, Jr., Esquire
August 27, 1999
Page 10

Mr. Rudnitsky cannot now be heard to contend otherwise, now that the Court has heard that testimony and ruled adversely to him.

      4. Finally, relief must be denied because it is sought by parties with unclean hands. The defendants were ordered to cease doing business as The Smoke Shop at its present location. They openly defied that Order, and to this day have continued to do so. Even if the defendants believed that the injunction was erroneous, they were not free to disobey it. Their duty was to abide by the injunction until relieved from it by this Court. Instead they granted themselves the relief that they seek and now ask this Court to ratify their conduct. Such behavior will not be countenanced.

                                     * * *

         I have enclosed a copy of the Order entered this date, adjudicating the defendants in contempt and denying the pending Motion.

Allison E. Reardon, Esquire
Joseph D. Kulesza, Jr., Esquire
August 27, 1999
Page 11

                                             Very truly yours,

                                             /s/ Jack B. Jacobs



Enclosure
cc:      Register in Chancery
         Mr. Steven H. Rudnitsky
         Nor-Mar, Inc.
         1624 Delaware Avenue
         Wilmington, DE 19806

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

THE SECRETARY OF FINANCE            :
FOR THE STATE OF DELAWARE,          :
                                    :
             Plaintiff,             :
                                    :
    v.                              :             C.A. No. 16605
                                    :
NOR-MAR; INC., t/a                  :
THE SMOKE SHOP and                  :
STEVEN H. RUDNITSKY,                :
                                    :
             Defendants.            :

                                      ORDER

         Upon the Motion of Plaintiff for a Rule to Show Cause why the Defendants should not be held in contempt, and the Court having heard the Motion on August 20, 1999, and having issued its Opinion of even date, denying the defendants' Motion for Reargument;

         WHEREFORE, IT IS HEREBY DETERMINED, FOUND AND ORDERED this 27th day of August 1999, as follows:

         1. Defendants, Nor-Mar, Inc. t/a The Smoke Shop, its officers, directors and agents are in contempt of this Court's Order dated August 11, 1999, enjoining them from transacting any business in this State in connection with or related to the business known as Nor-Mar, Inc. t/a The Smoke Shop.

         2. Steven H. Rudnitsky, individually and as an officer and agent of Nor-Mar, Inc. t/a The Smoke Shop, is in contempt of this Court's Order dated August 11, 1999, enjoining him from transacting any business in this State in any way related to or connected with the business known as Nor-Mar, Inc. t/a The Smoke Shop.

         3. The defendants' Motion for Reargument is denied.

         4. Defendants Nor-Mar, Inc. t/a The Smoke Shop ("The Smoke Shop") and Steven H. Rudnitsky are ordered immediately to cease doing business and immediately to close and lock the doors of the business premises located at 1624 Delaware Avenue.

         5. Should the defendants fail to comply with Paragraph 4 of this Order, the Secretary of Finance (a) is authorized to cause the business premises at 1624 Delaware Avenue to be locked or otherwise secured, and (b) may apply for an order or orders imposing appropriate sanctions, including sanctions authorized by 10 Del. C. ss.370.



                                             /s/ Jack B. Jacobs
                                             -----------------------------------
                                             Vice Chancellor

                                COURT OF CHANCERY
                                     OF THE
                                STATE OF DELAWARE

JACK B. JACOBS                                               COURT HOUSE
VICE-CHANCELLOR                    May 9, 1994       WILMINGTON, DELAWARE  19801


David A. Jenkins, Esquire
Smith, Katzenstein & Furlow
P. O. Box 410
Wilmington, DE 19899

Victor F. Battaglia, Esquire
Francis S. Babiarz, Esquire
Biggs & Battaglia
P.O. Box 1489
Wilmington, DE 19899

Re:     ROSS SYSTEMS CORPORATION AND LEWIS M. SANG
        V. STANLEY E. ROSS, C.A. NO. 10378
        DATE SUBMITTED: MARCH 29, 1994

Dear Counsel:

         On February 15, 1994, this Court issued its Memorandum Opinion ("Ross II") determining, inter alia, that the plaintiff, Mr. Lewis M. Sang, was entitled to damages for loans he made to Ross Systems Corporation (the "Company" or "Ross Systems") prior to May, 1988. In that Opinion, the Court established the period from the founding of the Company up to May, 1988 as the so-called "damage period," during which Mr. Sang's damages were found to have been proximately induced by the defendant's (Dr. Stanley E. Ross') fraud. The Court denied that part of Mr. Sang's damage claim based upon his guarantee of the Company's $254,000 line of credit, because Mr. Sang had not proved that he made that guarantee within the damage period.

          Mr. Sang now moves for a new trial, pursuant to Chancery Court Rule 59(a), in order to supplement the record with documents that would prove that $174,500 of his loan guarantee was in fact made within the damage period. Mr. Sang contends that those documents conclusively corroborate his uncontroverted trial testimony that Ross Systems borrowed $174,500 pursuant to a line of credit (which he guaranteed) during February and March of 1988. P1. Mar. 30, 1994 Memorandum at 2. Mr. Sang admits that at all relevant times most of these documents existed in his personal files. Thus, Mr. Sang does not claim that he exercised proper diligence to obtain those documents either before or during the trial, or during post-trial briefing. Id. at 5 n.2. He contends, nonetheless, that it would be a "grave miscarriage of justice" for the Court not to allow him to reopen the record, or to modify its adverse factual finding based on this newly proffered evidence. Id. at 7.

          In support of his position, Mr. Sang relies on Ferrell v. Trailmobile, 223 F.2d 697, 698 (5th Cir. 1955), where the Fifth Circuit created a narrow exception to the general rule that a new trial based upon "newly discovered evidence" will not be granted where the evidence was available or, by use of reasonable diligence could have been available, at the trial.(1) In Ferrell, judgment had been entered against the defendant. Thereafter, the defendant obtained copies of money orders that demonstrated that he had, in fact, made the payment which the Court had previously found had not been made. Reversing the District Court's denial of the defendant's motion for a new trial, the Fifth Circuit held:

         If, in fact, practically conclusive evidence shows that the appellant had actually paid [his debt], it is obvious that the judgment should be set aside to prevent a manifest miscarriage of justice. In such a case, the ends of justice may require granting a new

---------------
      (1) Federal case law requires that before a new trial may be granted on the basis of "newly discovered evidence," the court must be satisfied that the alleged newly discovered evidence: (1) was discovered since the trial; (2) could not with due diligence have been discovered earlier; (3) is not merely cumulative or impeaching; (4) is material to the issues; and (5) is such that upon a retrial it would probably produce a different result. Estate of Kraus v. Commissioner of Internal Revenue, 875 F.2d 597, 602 (7th Cir. 1989); McCullough Tool Co. v. Well Surveys, Inc., 343 F.2d 381, 410 (10th Cir. 1965).

         trial even though proper diligence was not used to secure such evidence for use at the trial.

Id. at 698. See also Johnson Waste Materials v. Marshall, 611 F.2d 593, 599 (5th Cir. 1980) (applying Ferrell on a motion under Rule 60(b)(2)); Ope Shipping, Ltd. v. Underwriters at Lloyds, 100 F.R.D. 428, 432 (S.D.N.Y. 1983) (applying Ferrell on a motion under Rule 59(a)). Mr. Sang contends that because the facts here are comparable to those in Ferrell, this Court should follow Ferrell and its progeny and grant a new trial to avoid a "manifest miscarriage of justice."

         Dr. Ross does not dispute Mr. Sang's contention that the evidence he seeks to introduce would establish that his guarantee became effective within the damage period. What Dr. Ross does contend is that Mr. Sang's motion should be denied because (i) evidence was in his possession, and was fully available to him, before the Court rendered its damage determination; and (ii) the Court has already afforded Mr. Sang at least one opportunity to supplement the record. Therefore, no "miscarriage of justice" would result from a denial of Mr. Sang's motion.

         Mr. Sang's position rests upon the notion that a "manifest miscarriage of justice" will occur if a party is not permitted to reopen the record to introduce "practically conclusive evidence" that concededly could have been presented earlier had the moving party been diligent. That proposition, as thus articulated, has not been accepted as the law of Delaware. In Delaware, a motion for a new trial will normally be denied where the moving party fails to show that by exercising reasonable diligence it could not have discovered the evidence before trial. See Sussex Poultry Co., Inc. v. American Ins. Co., Del. Supr., 301 A.2d 281, 283 (1973). Moreover, our Supreme Court has explicitly recognized that applications for a new trial are "always addressed to the judicial discretion of the Court so that injustice may be prevented...."

Rappa, Inc. v. Hanson, Del. Supr., 209 A.2d 163, 166 (1965) (emphasis added). Thus, our law in its present form is adequate to avoid injustice.

         I find it unnecessary in this case to decide whether Ferrell should be adopted as a principle of general application. For even if Ferrell were the governing principle, Mr. Sang would still not be entitled to relief. Mr. Sang is misguided in suggesting that the goal of reaching a just result based on all the facts is the only principle to be considered. To the contrary, the Court must also consider an equally valid principle, namely, that judicial determinations, once made, are usually final and that litigation at some point must conclude. In balancing those potentially conflicting principles, the need for finality of a judgment will sometimes outweigh the need to consider all available facts (particularly when the trial is long over) to reach the just result. In this case, the interests of finality must prevail, because Mr. Sang has already had opportunities to augment the record, but did not utilize them.

         In its February 19, 1993 trial Opinion ("Ross I"), the Court noted that the plaintiffs' briefs were "largely devoid of explanatory damage-related facts." Ross I at 45. At that stage the Court could have properly rejected the plaintiffs' unsupported damage claim outright, but instead it afforded Mr. Sang an opportunity to submit further briefs in order to address its concerns and to avoid a "miscarriage of justice." Id. at 47. After the parties submitted their supplemental memoranda, the Court again became concerned that two of Mr. Sang's damage claims remained unsupported by adequate documentation, and specifically asked counsel whether documentation existed to support those claims. The Court's first inquiry concerned Mr. Sang's damage claim of $109,500. That amount included a $10,000 note dated September 22, 1987 that Mr. Sang had inadvertently omitted from his trial exhibits. In a letter to the Court dated January

24, 1994, W. Sang's counsel noted that oversight, and moved to reopen the record to include the $10,000 note. The Court granted that motion. Ross II at 4 n.4. The second inadequately documented claim was for the loss arising out of Mr. Sang's guarantee of Ross Systems' $254,500 line of credit. Regarding that guarantee, Mr. Sang's counsel wrote:

         Your Honor is ... correct that no document from 1988 concerning this guarantee of Mr. Sang is in the trial record. Nevertheless, as plaintiffs have previously argued, this uncontroverted amount should be included among his damages.

Pl. Jan. 24, 1994 Letter at 2.

         Thus, Mr. Sang has already been given at least one--and arguably two--opportunities since the trial to supplement the record to support his damage claims. One of those opportunities arose in connection with the very guarantee that is the subject of Mr. Sang's present request for a new trial. Mr. Sang was specifically put on notice of the Court's concern that his claim for recovery of the loss arising out of the loan guarantee was not adequately documented, and Mr. Sang's January 24, 1994 response to the Court evidenced his awareness that he could move to reopen the record. In fact, Mr. Sang did move (successfully) to reopen the record with respect to the $10,000 note. However, for unknown reasons, Mr. Sang consciously decided not to do so with respect to the loan guarantee Instead, he rested upon the then-existing record.

         In these circumstances, and given the substantial judicial resources already invested in this case, it would not be unjust (let alone "manifestly" unjust) to deny Mr. Sang yet another opportunity to prove his damage case. Mr. Sang has had more "bites out of the apple" than any litigant is normally afforded, and he cannot seriously claim to have been treated unfairly. The time has now come in this lengthy and highly contentious litigation for the interest of finality to prevail. Any other result would undermine the integrity of the litigation process.

         For the foregoing reasons, the plaintiff's motion to open the record, some 32 months after the trial, to introduce evidence that was available to him before and during the trial, is denied. See Rappa, Inc., 209 A.2d at 166 (Rule 59(a) motion to supplement the record denied where the movant made its application 17 months after trial using evidence available to it at the time of the original hearing). Counsel shall submit a form of final order implementing this ruling and the relevant prior ruling of this Court.(2)



                                        Very truly yours,


                                        /s/ Jack B. Jacobs
                                        -----------------------------------
                                            Jack B. Jacobs

cc: Register in Chancery

-------------------
     (2) It should be noted that the only undecided issue remaining after this Court's Ross II Opinion, the plaintiff's Rule 11 claims, was resolved through mediation. Accordingly, that matter need not be referred to a Special Master as it would otherwise have been. See Ross II at 20.

                             CERTIFICATE OF SERVICE

      I hereby certify that on February 7, 2000, two copies of the within MOTION FOR A NEW TRIAL were served by hand delivery on the following attorneys of record at the addresses indicated:

                           Charles E. Butler, Esquire
                           Smith Katzenstein & Furlow
                           800 Delaware Avenue
                           Wilmington, Delaware 19801

                           Stephen E. Jenkins, Esquire
                           Ashby & Geddes
                           One Rodney Square
                           Wilmington, Delaware 19801

                           John T. Dorsey, Esquire
                           Richards, Layton & Finger
                           One Rodney Square
                           Wilmington, Delaware 19801


                                    /s/ Matthew E. Fischer
                                    ------------------------------------
                                        Matthew E. Fisher